UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                     |X|
Filed by a Party other than the Registrant  |__|

Check the appropriate box:

|_|  Preliminary Proxy Statement

|_|  Confidential, for Use of the Commission Only (as permitted by

     Rule 14a-6(e)(2))

|_|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|X|  Soliciting Material pursuant to ss.240.14a-12

                               Hughes Supply, Inc.
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                (Name of Registrant as Specified in its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous fling by registration statement number or the Form or Schedule and the date of its filing.

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     (3)  Filing party:_________________________________________________________

     (4)  Date filed:___________________________________________________________

THIS FILING CONSISTS OF A POSTING ON THE COMPANY'S WEBSITE FOR CUSTOMERS REGARDING THE PROPOSED MERGER.

SPECIAL MESSAGE TO HUGHES CUSTOMERS REGARDING THE HOME DEPOT(R) ACQUISITION ANNOUNCEMENT

On January 10, 2006, Hughes Supply announced that it had entered into a merger agreement with The Home Depot. We would like to reassure our valued customers that we remain firmly committed to continuing to provide you the same superior service you have come to expect from us. Until the merger is complete, business operations will remain unchanged, and we will not waiver from our company mission to supply outstanding service and solutions through dedication and excellence.

The completion of the merger is subject to regulatory and shareholder approval. For additional information, please see the January 10 press release titled "The Home Depot to Acquire Hughes Supply". It is important to us that our customers are kept well informed. If you have any questions or concerns in the meantime, please contact your sales representative.

As always, we appreciate your business and the opportunity to serve you now and into the future.

ADDITIONAL INFORMATION ABOUT THE MERGER

In connection with the proposed merger, Hughes Supply will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Hughes Supply at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Hughes Supply by directing such request to Hughes Supply, Attention: Investor Relations, telephone: (407) 822-2139.

Hughes Supply and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Hughes Supply's participants in the solicitation is set forth in Hughes Supply's proxy statement dated April 18, 2005 relating to its 2005 Annual Meeting of Stockholders, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.